CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.





                            DISTRIBUTORSHIP AGREEMENT


     THIS agreement (the "Agreement") is made as of the date set forth in the schedule to this Agreement ("Schedule") by and between, Vitronic Machine Vision Ltd., a Georgia limited partnership, having a place of business at 200 High Rise Drive, Louisville, Kentucky, 40213 ("Vitronic"), and Nestor Traffic Systems, Inc., a Delaware corporation, having a place of business at 400 Massasoit Avenue, Suite 200, East Providence, RI 02914 ("Distributor" and together with Vitronic, the "Parties" and each singularly a "Party") and relates to the Vitronic products which are listed in the Schedule to this Agreement (the "Products"). Whereas Distributor wishes to be appointed an exclusive distributor for the Products in the Territory (as described in the Schedule), Distributor and Vitronic intending to be legally bound agree as follows:


I. APPOINTMENT AND DUTIES OF DISTRIBUTOR.

     A. Vitronic hereby appoints Distributor as an exclusive (as further set forth in paragraph I.C.) distributor for the Products in the Territory and Distributor hereby accepts such appointment.

     B. The appointment of Distributor (i) is subject to the provisions of, and except as provided in Paragraph VIII.F.; only for the term of, this Agreement,
(ii) is personal to Distributor and (iii) may not be assigned or transferred in any way, in whole or in part except as provided in Paragraph IX.A. Each Party agrees that it will at all times conduct itself in all material respects in accordance with its warranties, duties and obligations set forth in this Agreement (including the Schedule). All rights relating to the Products not expressly granted by this Agreement to Distributor are reserved by Vitronic.

     C. Except as set forth in Section I.D. hereof, Vitronic agrees that during the term of this Agreement it will not appoint other distributors or sale representatives or itself sell directly for or to any entities located in the Territory.

     D. Immediately upon written notice from Vitronic, the appointment of Distributor shall become non-exclusive if Distributor within any twelve (12) month period ending on December 31 during the term of this Agreement fails to generate a turnover, defined as Products purchased and paid for, to Vitronic of at least [**] USD in 2005, [**] USD in 2006, [**] USD in each 2007 and 2008 and [**] USD in 2009.

     E. Distributor agrees to perform the duties and obligations as further set forth in the Schedule.

     F. Vitronic will reasonably assist Distributor in obtaining such approval and/or certification as required to market and sell the Products in the Territory.

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

II. PURCHASE OF PRODUCTS BY DISTRIBUTOR; PAYMENT AND RELATED MATTERS; THE PRODUCTS.

     A. All orders ("Orders") for, or purchases of, Products by Distributor shall in all respects be governed by the procedures therefore set forth in the Schedule. Upon reasonable request, Vitronic shall promptly provide to Distributor a demonstration unit of each Product (the "Demonstration Unit"). Delivery of the Demonstration Unit to Distributor shall be paid for by Vitronic, but all additional costs in connection with providing of the Demonstration Unit including, but not limited to, installation, maintenance, service, etc. shall be paid for by Distributor. Any Demonstration Unit may be used by Distributor for demonstration purposes only and Distributor shall not acquire any rights or interest whatsoever in any Demonstration Unit but such Demonstration Unit shall at all times remain the sole property of Vitronic.

     B. Except for any Demonstration Units as set forth in Paragraph II.A, Distributor shall pay to Vitronic for each Product used or distributed by
Distributor the price as set forth in the Schedule. Said prices shall be exclusive of all applicable sales, use, excise and other taxes (except those which are solely measured by Distributor's income), insurance, shipping and other charges of a similar nature whether currently imposed or applicable in the future, all of which Distributor shall be liable for and all of which Distributor shall be responsible for reporting and paying. Vitronic may, in its sole discretion pay any such tax or other charge it reasonably believes is owing and, in such case, Distributor shall reimburse, indemnify and hold Vitronic harmless therefore. For all payments under any Order, a down payment of 30% shall be due and payable upon Order acceptance. The remainder shall be due and payable as may be agreed by the Parties at the time of Order acceptance or, in the absence of such agreement, thirty (30) days after the date of the mailing of the invoice therefore from Vitronic to Distributor, which invoice may not be mailed prior to the shipment of all the Products to which it relates. If
Vitronic reasonably at any time deems itself insecure with regard to Distributor's ability to the payment for any Orders, Vitronic may cancel the Order upon written notice to Distributor or, at Vitronic's sole discretion, stop shipment under the Order until payment is sufficiently secured to Vitronic. Vitronic reserves the right to require further securities for payment if the amount of outstanding invoices exceeds $200,000.00 in the aggregate at any time. All payments shall be in U.S. Dollars and shall be in a form reasonably acceptable to Vitronic. To the extent any amount to be determined under this Agreement is to be initially calculated in any currency other than U.S. Dollars, such amount shall be converted to U.S. Dollars using the applicable currency conversion rate as published in the Wall Street Journal on the last business day of the month immediately preceding the due date of the payment to be determined from such amount. Any payment not paid when due shall bear interest at the rate of one percent (1%) per month, compounded monthly or the maximum interest rate permitted by law, whichever is lower.

     C. Notwithstanding any language in this Agreement that could be interpreted otherwise, any part of a Product which is software of a third party (the "Third Party Software") is supplied by Vitronic only under the license of such third party licensor. Any part of a Product which is software of Vitronic (the "Vitronic Software") is supplied by Vitronic only under license for use by the user thereof. (Third Party Software and Vitronic Software hereinafter collectively referred to as "Software".) Distributor and Distributor's customers are prohibited from using or duplicating any Software except as expressly permitted in the applicable license(s) (the "Licenses") therefore which accompany the Products and to which Distributor hereby agrees.

     D. All Products and all Product literature, manuals and other documents relating to the use of the Products provided by Vitronic to Distributor shall be in English. Samples of marketing documents may be in the manufacturer's language. If and to the extent any customer in the Territories requires that any Product or Product documents be in any language other than English, Distributor shall be responsible and liable for the translation therefore; provided that any such translation shall be subject to the advance written approval of Vitronic, which approval may not be unreasonably withheld.

III. CONFIDENTIALITY.

     A. Each Party acknowledges that the other Party (the "Disclosing Party") may disclose to the other Party (the "Receiving Party") certain information, data, software, and other material containing valuable trade secrets and other proprietary information of the Disclosing Party. All such information, which (i) if in writing or machine readable form, is marked confidential or (ii) if oral, is summarized in a memorandum marked confidential and delivered by the Disclosing Party to the Receiving Party within thirty (30) days of its initial disclosure, is collectively referred to in this Agreement as the "Confidential Material"; provided, however, for any Confidential Material to be subject to this Paragraph III, the Disclosing Party shall have advised the Receiving Party thereof in writing and the Receiving Party shall have agreed in writing to receive it prior to its disclosure to the Receiving Party (this proviso shall not apply to any Confidential Information listed in the Schedule). The Receiving Party further acknowledges that unauthorized use or disclosure of the Confidential Material could irreparably injure the Disclosing Party, which injury may not be remedied solely by the payment of money damages, and agrees that it will take commercially reasonable steps (which steps shall be no less than those it uses with respect to its own information of like importance) to hold in confidence and not to use or reproduce for any purpose whatsoever (other than those contemplated by this Agreement), or to disclose any Confidential Material with the exception of information: (i) which is already at the time of disclosure or development in the public domain or thereafter becomes a part of the public domain other than by action of the Receiving Party in violation of this Agreement or (ii) which is received without restriction by the Receiving Party from a third-party who had the right to disseminate it to the Receiving Party or (iii) is independently developed by those of the Receiving Party's employees who have not had access to the Confidential Material or (iv) the disclosure or use of which is agreed to in writing by the Disclosing Party, but then only to the extent so permitted or (v) which is (1) either non-technical business information or technical information which is also applicable to the Receiving Party's own products and (2) contained as "residuals" in the minds of the Receiving Party's consultants, employees and officers after all written or machine readable Confidential Material has been returned to the Disclosing Party or irretrievably destroyed as provided in Paragraph IX. The Receiving Party may disclose the Confidential Material only to those of its employees and consultants who have a need to know the same as contemplated by this Agreement and who are bound by confidentially agreements with the Receiving Party. The Receiving Party agrees, at its expense, to take such steps as the Disclosing Party may reasonably require to enforce those confidentiality agreements against such employees and consultants (whether or not they are then an employee or consultant of the Receiving Party) with respect to the Confidential Material.

     B. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Material pursuant to governmental or judicial mandate, provided that the Receiving Party (i) shall give reasonably prompt notice to the

Disclosing Party of the receipt of such mandate prior to any disclosure thereof,
(ii) shall cooperate (at the Disclosing Party's cost and expense) with any effort the Disclosing Party may take to limit or otherwise prevent such disclosure and (iii) shall disclose only such Confidential Material as is necessary to comply with such governmental or judicial mandate as the Receiving Party is advised in writing by counsel. Any Confidential Material disclosed in accordance with this Paragraph IIIB shall remain Confidential Material notwithstanding any disclosure of it pursuant to this Paragraph.

     C. Any Confidential Material delivered to the Receiving Party is and shall remain the property of the Disclosing Party. Any documents containing or reflecting the Confidential Material, and all copies thereof shall be promptly returned to the Disclosing Party upon the termination of this Agreement, or destroyed at the Disclosing Party's option, except to the extent such material is necessary for the Receiving Party to exercise its post-termination rights under Paragraph VIII.E., in which case it shall be returned or destroyed upon the termination of such rights. It is understood that no license under any patent, copyright, trademark or other proprietary right is granted or conveyed by this Agreement. The disclosure of Confidential Material and related documents shall not result in any obligation to grant the Receiving Party rights therein.

IV. TRADEMARKS, TRADE NAMES, PACKAGING AND ADVERTISING.

     A. Distributor shall identify itself as an authorized Distributor of Vitronic Products in connection with all its activities which are contemplated by this Agreement. Vitronic hereby grants to Distributor during the term of this Agreement a limited, non-transferable, exclusive and personal license (without the right to sublicense) to use the trademarks, service marks and trade names identified in the Schedule (the "Marks"), but only in connection with
Distributor's marketing and resale of the Products under this Agreement. Distributor shall not use, directly or indirectly, in whole or in any part thereof, Vitronic's name, or any trade name, trademark or service mark used or owned by Vitronic prior to or subsequent to the term of this Agreement or as part of Distributor's corporate or business name, domain name or in any other manner not specified by this Agreement. Upon the expiration or termination of this Agreement, Distributor shall have no further rights to use the Marks; and at no time shall Distributor make any claim thereto or against the use thereof by Vitronic or other duly authorized Distributors of the Products. Distributor shall permit Vitronic to make reasonable quality control inspections, but Vitronic shall not be liable to Distributor, Distributor's customers or others for its failure to do so or for any defects which it discovers or could or would have discovered by so doing.

     B. Distributor agrees to prominently display the Marks on the Product, to use the Marks in all promotional efforts of Distributor of the Products and not to sell or market the Products under any trademark, service mark or trade name other than the Marks.

     C. Distributor shall not remove, deface or change, or cause to be removed, defaced or changed, as the case may be, any Product literature supplied by Vitronic or any labels, tags, packaging, serial numbers, notices, model numbers, designations or other information or material of any kind affixed to or incorporated in the Products by Vitronic. Distributor shall be responsible for all advertising of the Products in the Territory, and all advertising copy, ideas, campaigns, programs, in whatever form and in any media, including websites, undertaken by or on behalf of Distributor in the Territory and related in any way or referring, in whole or in part, to the Products must be specifically approved by Vitronic, in writing, prior to dissemination to the public or any potential customer of Distributor. Notwithstanding the foregoing, Vitronic may conduct such advertising and other publicity activities anywhere in the world as it deems appropriate but at its own expense.

V. WARRANTIES AND REMEDIES.

     A. Limited Warranty. Vitronic warrants that each Product, if properly used, shall be free from defects in material or workmanship for a period of one (1) year from the date of its shipment by Vitronic (the "Warranty Period").
Vitronic's sole and exclusive liability under this warranty (the "Limited Warranty") will be, at Vitronic's option, to provide to Distributor the parts to repair or replace, or credit Distributor with the price paid for, any Product which fails during the Warranty Period provided (i) Distributor has in writing reported same to Vitronic with an description of the deficiency, (ii) Vitronic has reasonably determined such component to be defective and under warranty and
(iii) if applicable, such Product, or component, is returned to Vitronic under the procedures set forth in the Schedule. This warranty does not cover Products or parts of Products (i) which have been subjected to unusual physical or electrical stress, (ii) on which the original identification marks have been removed or altered, or (iii) which are damaged due to accident, misuse, neglect, alteration, repair, improper installation or testing or unauthorized modification unless caused or approved by Vitronic.

     THE RIGHTS CONTAINED IN PARAGRAPHS V(A) and V(B) EXTEND ONLY TO DISTRIBUTOR. THESE RIGHTS ARE DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY, WHETHER IN TORT, CONTRACT, OR OTHERWISE, AND THEY ARE IN LIEU OF, AND VITRONIC HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, NON-INTERFERENCE WITH ENJOYMENT, ACCURACY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE. DISTRIBUTOR ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED HEREIN NO OTHER WARRANTIES HAVE BEEN MADE TO DISTRIBUTOR BY OR ON BEHALF OF VITRONIC OR OTHERWISE FORM THE BASIS FOR THE BARGAIN BETWEEN THE PARTIES.

     B. To the best of Vitronic's knowledge, the Products made available to Distributor and the Marks under which the Products are marketed in the Territory, do not violate any patents, trade secrets, trademarks, or other proprietary rights of any other person or party in the Territory. Vitronic will defend, indemnify, and hold harmless at its own expense any action brought against Distributor or its customers to the extent that it is based on a claim that any Product infringes on a patent, Marks, copyright or other right of a third party cognizable in the Territory or issued by a patent and trademark office elsewhere which is enforceable in the Territory, provided that (i) Distributor promptly notifies Vitronic in writing of such claim (but failure to give such prompt notice shall not be a disqualification to indemnification if Distributor can show that such failure did not result in any prejudice to the defense of the claim), (ii) Vitronic shall have the sole control of the defense and settlement thereof and (iii) Distributor will, upon written request by

Vitronic, tender its defense of any such action to Vitronic. Distributor shall upon Vitronic's request reasonably assist Vitronic in the defense of any such action(s). Vitronic further agrees to use reasonable commercial efforts to provide non-infringing products to Distributor. Vitronic shall in no event be liable for lost profits or lost opportunity Distributor might have in connection with any such action(s), but will remain liable for direct and indirect out-of-pocket costs associated with termination or refunds on any customer contracts. THE FOREGOING STATES THE ENTIRE LIABILITY OF VITRONIC WITH RESPECT TO INFRINGEMENT OF PATENTS OR TRADEMARKS, IT BEING EXPRESSLY UNDERSTOOD THAT DISTRIBUTOR SHALL HAVE NO OTHER REMEDIES AND VITRONIC SHALL HAVE NO OTHER LIABILITIES TO DISTRIBUTOR EXCEPT AS NOTED IN THIS SECTION HEREINABOVE.

     C. Each Party does hereby warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation.

     D. REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL VITRONIC BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE PRODUCTS OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF VITRONIC HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF PARAGRAPH V(B), IN NO EVENT WILL VITRONIC BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF THE PURCHASE PRICE RECEIVED BY VITRONIC FROM DISTRIBUTOR HEREUNDER FOR THE PRODUCT IN QUESTION.

VI.  SOFTWARE MAINTENANCE.

     During the term of this Agreement, Manufacturer shall deliver to Distributor all error corrections and bug fixes, to the Vitronic Software (or any part thereof) of the respective Product, and all related documentation that are created or developed by or on behalf of Vitronic (collectively "Updates") promptly upon their commercial release and free of charge. During the term of this Agreement, Vitronic shall at all times offer to Distributor the newest version of Vitronic Software, including software updates, new versions, new releases or other updates for the Vitronic Software, other than error corrections or bug fixes, for a reasonable purchase price/license fee, all according to the terms of this Agreement. Notwithstanding the foregoing, the term "Updates" shall not include any code or documentation (i) which Vitronic developed for a third party, unless such code or documentation is then or subsequently released commercially or (ii) the delivery or disclosure of which to Distributor or Distributor's customers violates any applicable law, rule or regulation or any contract to which Vitronic is bound. After termination of this Agreement, Vitronic shall provide Updates to Distributor only so long as Distributor is obligated to provide Updates to any customers of Distributor during the term of this Agreement under an applicable License either (i) existing as of the termination date or (ii) which pertains to a Product Distributor has committed in writing on or before the termination date to sell to a customer. All such Updates, whether developed by Vitronic or on its behalf, shall be owned by Vitronic and shall be deemed licensed to Distributor and Distributor's customers under the Licenses for the Product to which the Update pertains.

VII. CONSULTING.

     During the term of this  Agreement,  Vitronic shall provide such consulting services to  Distributor  in  connection  with the Products as  Distributor  may reasonably request (the "Services"). All Services shall be provided to Distributor at Vitronic's then current rates (for time and expenses) for such Services and in accordance with Vitronic's procedures and policies for providing such Services. After termination of this Agreement, Vitronic shall have no further obligation to provide the Services to Distributor.

VIII. TERM; EXPIRATION OR TERMINATION.

     A. Unless previously terminated, the initial term of this Agreement shall commence on the date hereof and expire on a date five (5) years from the date hereof. Thereafter, the term of the Agreement shall continue from year to year, unless terminated by either Party (i) on written notice given at least ninety
(180) days in advance of the first day of any such renewal year or (ii) as otherwise provided in this Agreement. The initial term and all renewal terms, if any, shall constitute the term of this Agreement.

     B. This Agreement shall immediately terminate if (i) Distributor liquidates, dissolves, or shall be adjudicated insolvent, or files a petition in bankruptcy or for reorganization, or takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy; or (ii) a controlling interest in or substantially all of the assets of Distributor is transferred without the prior written consent of Vitronic, not to be unreasonably withheld.

     C. Either Party may terminate this Agreement by written notice to the other Party, if such other Party shall default in the payment or performance of any of its obligations under this or any other agreement between the Parties (whether in force prior to or subsequent to the date of this Agreement) and such default continues for at least thirty (30) days after notice thereof. Vitronic shall have the right to suspend its performance hereunder, if Vitronic learns of any information which, in Vitronic's sole reasonable judgment, indicates that Distributor is unwilling or unable to comply with its obligations under this Agreement.

     D. If pursuant to Paragraph I.C the distributorship is made non-exclusive, this Agreement may be terminated by Vitronic upon ninety (90) days advance written notice.

     E. Notwithstanding any termination or expiration of this Agreement, Distributor shall remain liable to Vitronic for payments validly accruing with respect to Products previously delivered to Distributor. Termination of this Agreement by expiration or otherwise shall not release either Party from any of its obligations or liabilities accrued or incurred hereunder, or except as expressly provided in this Agreement, rescind or give rise to any right to rescind any payment made or other consideration given to either hereunder. Upon termination or expiration of this Agreement, Distributor shall immediately cease all marketing and other activities relating to the Products and Vitronic shall repurchase all new, undamaged and unsold Products in Distributor's possession. However, notwithstanding any such termination or expiration and cessation, and provided that Distributor is not in default of this Agreement, Distributor may continue to (i) use, sell and/or install Products it has in inventory or for which it has on or before the termination or expiration date entered into a contract or accepted a quotation (in which later case such Product shall be supplied to Distributor by Vitronic at Distributor's request and Order) and (ii) provide spare parts and service with respect to the Products delivered prior to termination or expiration or pursuant to the preceding clause (i). Notwithstanding such termination or expiration, all applicable provisions of the Agreement shall apply to such transactions by Distributor. Any repurchases of Product by Vitronic shall be at the prices originally charged therefore and Vitronic shall be responsible for return shipping.

     F. Upon any expiration or termination of this Agreement, the following provisions will survive: Section III, Section V, Section VIII.E. (and any other provision of this Agreement necessary or desireable for Distributor to exercise its rights under Section VIII.E), and Section IX.

IX.  MISCELLANEOUS.

     A. Neither this Agreement, nor any interest hereunder, shall be assignable by either Party without the consent of the other Party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties' successors. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint ventures between the two Parties. Neither Party has the authority to enter into any contracts or assume any obligations for the other Party or to make any warranties or representations on behalf of the other Party.

     B. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of Delaware(without giving reference to choice-of-law provisions) from time to time in effect. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions contemplated by this Agreement. Distributor hereby acknowledges, covenants and agrees that Vitronic's execution of this Agreement and any and/or all of Vitronic's activities contemplated by this Agreement shall not constitute, either individually or taken in whole or in part, submission by Vitronic to the jurisdiction of any country or State in the Territory, as the case may be, or to any court located therein, except as provided in Paragraph IX.D. below.

     C. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be taken or held to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement. This Agreement contains the entire and exclusive agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by or between any of Nestor and Vitronic prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

     D. Any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be settled by arbitration before three neutral arbitrators (selected from a panel of persons having experience with and knowledge of computer or other electronics businesses, all of whom shall be attorneys), and shall be in Dover, Delaware, and shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the Parties. In any such proceeding limited civil discovery shall be permitted for the production of documents. All issues regarding discovery requests shall be decided by the arbitrators. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware or to any Federal Court located within the State of Delaware for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrators or (iii) prior to the appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

     E. Except as otherwise specified, all notices, payments and reports hereunder shall be deemed given and in effect as of the date of mailing or transmission, as the case may be, when sent by next day delivery or courier service or, in the cases of notices and reports, by fax (with confirmation by first class mail, postage pre-paid), addressed to the Parties or to such other addresses as the Parties may from time to time give written notice of as herein provided at the address shown in the Preamble to this Agreement for such entity,
Attn: President.

     F. Vitronic GmbH, a German corporation, having a place of business at Hasengartenstr. 14, 65189 Wiesbaden, Germany, agrees to not appoint distributors other than Vitronic for distribution of, nor to directly sell, the Products in the Territory for as long as Distributor's rights under this Agreement remain exclusive.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties hereto have set their hands by their duly authorized representatives as of the day and year first above written.

VITRONIC, INC. as General Partner         NESTOR TRAFFIC SYSTEMS, INC.
of VITRONIC Machine Vision Ltd.


By:   /s/ Norbert Stein                   By:  /s/Nigel P. Hebborn
   -----------------------------             -----------------------------
   Name: Norbert Stein                       Name: Nigel P. Hebborn
   Title: President                          Title: President & CEO
   (Authorized Signature)                    (Authorized Signature)



For the sole purpose of evidencing Vitronic
GmbH's agreement to Section IX.F of this
Agreement:

VITRONIC GMBH



By: /s/ Norbert Stein
  -----------------------------
Name:  Norbert Stein
Title: President
(Authorized Signature)

                                    SCHEDULE

A.   THE DATE of this Agreement is: August 17, 2004

B.   TERRITORY:

          Territory  is North  America  (United  States of  America,  Canada and
     Mexico)



C. PRODUCTS shall mean only the following products and any future products of Vitronic which are (i) future versions of such products or (ii) the same or substantially the same as such products, but in any such case only so long as they are marketed by Vitronic:

VITRONIC PRODUCTS

          Poliscan - speed

          Other Vitronic products for traffic applications like Poliscan - surveillance or Poliscan - digital will be offered to the distributor for sale and use in his territory on a non - exclusive basis.

D.   CONFIDENTIAL   MATERIAL.   The  following   information   shall  be  deemed
     Confidential Material subject to Paragraph III:

     Belonging to Vitronic:      To be Identified



     Belonging to Nestor:        To be Identified



E.   DISTRIBUTOR'S DUTIES AND OBLIGATIONS

Distributor agrees that:

     1. it (i) has sufficient experience, personnel and resources, and will use its reasonable business efforts, to promote, advertise, and market the Products including, but not limited to, production and distribution of marketing material, and developing and maintaining customer contacts, and (ii) will concentrate all such marketing efforts to customers located in the Territory;

     2. it (i) will include in its agreements with its customers such disclaimers of Vitronic's warranty obligations and damages payable by Vitronic as Vitronic may from time to time and at any time request and (ii) shall be solely and exclusively responsible for all Product warranties or guarantees of any kind whatsoever made by Distributor to its customers beyond Vitronic's warranty. (Nothing in this Agreement is intended to or shall effect or restrict the price Distributor charges to its customers for any of the Products or any of the services set forth in paragraph 6 below);

     3. it will inform its customers that their use of the Products is conditioned on and subject to their express agreement to the Licenses;

     4. it (i) will not infringe Vitronic's or any third parties copyright or other proprietary rights in the Vitronic Software and the Third Party Software (collectively the "Software"), (ii) is prohibited from creating derivative works from, or disassembling, decompiling, or otherwise "reverse engineering" any part of any Software for any purpose, except and then only to the extent that any such activity is expressly permitted by applicable law notwithstanding this limitation, and (iii) will not reproduce or modify any Product except to make one archival back-up of any copy of the Software or as is contemplated by this Agreement or any manual or documentation relating to the Products (including but not limited to the Program Literature as hereinafter defined);

     5. it and its personnel will use reasonable commercial efforts to and its personnel shall successfully complete such training on the marketing, use, configuration, installation and servicing of the Products as Vitronic may, from time to time and at any time during the term of this Agreement, reasonably require;

     6. it will (i) provide to its customers such configuration, installation, warranty, maintenance, training and support for all Products as are commercially reasonable and/or, at a minimum, materially as specified in Vitronic's Program Literature on Sale, Support and Installation (the "Program Literature") for the Product in question, all of which services shall be at Distributor's own cost, risk and obligation and (ii) inform its customers that such services are offered on Distributor's own account and that Distributor is solely liable for them;

     7. it will use reasonable commercial efforts to comply with any Program Literature which Vitronic may establish (which Program Literature Vitronic reserves the right to amend from time to time and at any time);

     8. it does not intend to and will not use, market, distribute, export, re-export, sell, ship or transfer the Products in violation of any applicable law, rule or regulation of the United States, or any State of the United States or any foreign country of applicable jurisdiction (including without limitation any United States law, rule or regulation relating to technology export or transfer) and it specifically agrees that it will not market, distribute, export, re-export, sell, ship or transfer any Product: (i) outside the Territory; (ii) to any end-user who Distributor knows or has reason to know will utilize the Product or portion thereof in the design, development or production of nuclear, chemical or biological weapons; or (iii) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government;

     9. it will not accept any purchase order or contract (including without limitation any United States or foreign government contract) that by its terms or by the operation of law will abridge Vitronic's proprietary rights in and/or to the Products;

     10. all of the foregoing shall be at Distributor's cost.

     11. Distributor shall not, within the Territory, sell, distribute, market or otherwise deal in any product which is substantially similar or comparable to any Product or is considered by users to be similar to any Product in terms of its characteristics, price and intended use or application. The term "substantially similar or comparable" is agreed to mean a LIDAR based speed enforcement product.

     12. Distributor's failure to substantially and materially conduct its activities at a minimum in accordance with the foregoing duties and obligations shall constitute a material breach of this Agreement.

F.   PROCEDURES FOR ORDER, PURCHASE OR WARRANTY RETURN OF PRODUCTS:

     1. All orders by Distributor shall be initiated by Distributor sending to Vitronic an executed copy of a Distributor purchase order in which Distributor shall specify the specific quantity and type of Product ordered and the desired delivery date(s) therefore (an "Order"). All Orders must fully comply with all, and may not amend or supplement any, of the terms and conditions of this Agreement. If Vitronic accepts an Order containing terms or conditions which amend or supplement this Agreement, it is done as an accommodation only and such acceptance is expressly conditioned on Distributor's agreement made hereby that any such terms and conditions shall be null and void and of no effect.

     2. Vitronic agrees to ship all Products as set forth in any duly and validly executed Order. All shipments by Vitronic are F.O.B. point of shipment which shall be a location in the United States. Vitronic shall not be required to ship any Products to a location outside the United States, and any further shipment to or for a customer located outside the United States shall be the responsibility of Distributor. Title (except for Software) and risk of loss to all Products pass to Distributor upon their delivery to the carrier at the point of shipment. Vitronic, unless otherwise instructed in writing, will select the carrier on behalf of Distributor, but will not thereby assume any liability in connection with the shipment nor will the carrier be construed as Vitronic's agent. Claims for shortages or damage caused in transit must be made to the carrier. Other shortage or damage claims may be rejected by Vitronic unless such claims are received by Vitronic in writing within a commercially reasonable time, not exceeding ten (10) days, after delivery of the Products to Distributor and Vitronic is given a reasonable opportunity to inspect the shipment in question. Use of the Products by Distributor or the customer prior to such inspection by Vitronic shall constitute acceptance of the Products and waiver of all claims.

     3. If, at any time prior to the sixty (60) days period preceding the scheduled shipment by Vitronic of an accepted Order, Distributor may cancel said Order without charge.

     4. If any Product is to be returned to Vitronic for warranty replacement or repair, Distributor must obtain a Vitronic Return Material Authorization prior to returning it. All replaced Products or parts will become Vitronic's property.

G.   PRICES AND DISCOUNT: See Exhibit I attached to the Agreement.

H.   TRADEMARKS, SERVICE MARKS AND TRADE NAMES:

The trademarks, service marks and trade names of Vitronic which Distributor is licensed to use in connection with its activities as contemplated by this Agreement are: To be Identified

                                  EXHIBIT I




PRICES AND DISCOUNT:

     1. Except as hereinafter set forth, the prices charged to DISTRIBUTOR for any Product shall be at the discount set forth below from the suggested list price for that Product as set forth in VITRONIC's Price Guide as in effect at the time of the Order in question. VITRONIC shall have the right at any time and from time to time to revise or amend the prices in (euro) (EURO) due hereunder; provided that (i) such revision or amendment, if an increase, applies to VITRONIC GmbH's price guide generally and not just to DISTRIBUTOR, (ii) VITRONIC gives DISTRIBUTOR thirty (30) days' advance written notice of the date on which such revision or amendment will be effective with respect to DISTRIBUTOR and
(iii) no such revision or amendment shall affect any Products for which DISTRIBUTOR has previously paid VITRONIC. If DISTRIBUTOR has previously agreed in a binding order contract or quotation to deliver to a customer at a fixed price in a period less than or equal to one year (which contracts or quotations are identified by DISTRIBUTOR to VITRONIC in writing within thirty (30) days of the date VITRONIC sent the pricing notice in question to DISTRIBUTOR). VITRONIC shall charge the previously agreed price for the systems of this binding contract or quotation.

     2. In any such price change notice, VITRONIC shall provide to DITRIBUTOR, the reason for price changes in question. If the maximum price increase in % is higher than twice the U.S. inflation rate in % for the time period since the last price change, DISTRIBUTOR may terminate this agreement without any liability to itself. To do so, DISTRIBUTOR shall send VITRONIC thirty (30) days advance written notice of termination, which notice shall include the US inflation rate for that period in question. If VITRONIC within that thirty (30) day period notifies DITRIBUTOR that it has reduced the prices in question so that the change is no more than twice the US inflation rate, the termination notice will be of no effect. All prices and price changes are based on EURO. US Dollar - EURO currency fluctuations are not judged as price changes. Invoices will be in US Dollar, based on the actual currency rate as determined in accordance with the provisions of this Agreement.

     3. DISTRIBUTOR will get a [**] discount to the prices of the official price list of VITRONIC GmbH, Germany for end customer sales in Europe, the current version of which is attached as Exhibit I. The discount is based on at least five systems (a mix of Poliscanspeed products is possible) per order and delivery, but this requirement shall not apply to the first five (5) systems ordered. Prices do not include at site certification costs in the Territory. These costs will be covered directly by DISTRIBUTOR.

     4. In addition, shortly after signing the contract, DISTRIBUTOR will get a Demo unit for free of charge lease. This Demo unit may have some reasonable restrictions depending on the actual status of Soft- and Hardware. This unit will also be used for certification purposes in the Territory.




VITRONIC GmbH Official Price List for Europe Rev. 1. , Aug. 10. 2004
------------------------------------------------------------------------------------------------------------------------------------
Product                        Description                                          Price per Unit         Available
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Poliscan(speed) mobile,        2 Lane speed enforcement                             (EURO) 49,000.00     Serial units (Territorial
                               Including 2 Cameras and flashlight                                        Certification may not be
                               For applications where no drivers photo is required                       completed): 2. half of
                               Including GUI - (Input station) -Software                                 Q 4/2004
                               Excluding the GUI - Station (Notebook) Excluding
                               automatic Licence plate ID Excluding options
                               like Tripod, car installation equipment
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Poliscanspeed as an option     2 Lane speed enforcement at crossings, one approach  (EURO) 34,000.00     Serial units (Territorial
to Red Light Systems,          Excluding Cameras and flashlight                                          Certification may not be
                               (Red light enforcement cameras can be used)
                               completed): Q 1/2004 For applications where no
                               drivers photo is required Including GUI - (Input
                               station) -Software
                               Excluding the GUI - Station (Notebook)
                               Excluding Cables for Road side Installation
                               Excluding automatic Licence plate ID
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Poliscan(speed) as an option   4 Lane speed enforcement at crossings, one approach  (EURO) 49,000.00     Serial units (Territorial
to Red Light Systems,          Excluding Cameras and flashlight                                          Certification may not be
                               (Red light enforcement cameras can be used)
                               completed): Q 1/2004 For applications where no
                               drivers photo is required Separate housing for
                               each 2 lanes Including GUI - (Input station)
                               -Software
                               Excluding the GUI - Station (Notebook)
                               Excluding Cables for Road side Installation
                               Excluding automatic Licence plate ID
------------------------------------------------------------------------------------------------------------------------------------

Prices for NTS: [**] discount on all these prices.


                                       2